Exhibit 10.01

AMENDMENT No. 1 dated as of May 10, 2013 (this “Amendment”), to the Credit Agreement dated as of November 22, 2011 (the “Credit Agreement”), among SHUTTERFLY, INC., a Delaware corporation (the “Borrower”), the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender and Issuing Bank.
The Borrower has requested certain amendments to the Credit Agreement to permit it to issue up to $300 million aggregate principal amount of Convertible Notes (as defined below) and to enter into a related Permitted Convertible Notes Call Transaction (as defined below). The undersigned Lenders, constituting the Required Lenders, are willing to agree to such amendments on the terms and subject to the conditions set forth herein.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein, including in the recitals hereto, have the meanings assigned to them in the Credit Agreement.
SECTION 2. Amendments to Section 1.01. Section 1.01 of the Restated Credit Agreement is hereby amended as follows:
(a) The following new defined terms are added in appropriate alphabetical order:
“Consolidated Senior Secured Indebtedness” means, at any date, (a) the amount of Consolidated Total Indebtedness minus (b) the amount of Consolidated Total Indebtedness consisting of Indebtedness that is not (i) secured by any Lien on any assets of the Borrower or any Subsidiary or (ii) Guaranteed by any Subsidiary that is not a Subsidiary Loan Party. Consolidated Senior Secured Indebtedness shall include the Indebtedness under this Agreement.
“Convertible Notes” means Indebtedness of the Borrower that is convertible into common stock of the Borrower (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock).
“Net Convertible Notes Proceeds” means (a) the cash proceeds received by the Borrower from the sale of Convertible Notes, net of (b) the sum of (i) the net amounts paid in connection with the establishment of any related Permitted Convertible Notes Call Transaction and (ii) all fees and out‑of‑pocket expenses paid by the Borrower in connection with the transactions referred to in the preceding clauses (a) and (b)(i).
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the Borrower’s common stock purchased by the Borrower in connection with the issuance of any Convertible Notes; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Convertible Notes issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Convertible Notes Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the Borrower’s common stock sold by the Borrower substantially concurrently with any purchase by the Borrower of a related Permitted Bond Hedge Transaction.
“Senior Secured Leverage Ratio” means, on any date, the ratio of (a) Consolidated Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ended on or most recently prior to such date.
(b) The defined term “Consolidated Interest Expense” is hereby amended by adding the following immediately before the comma at the end of clause (a) thereof:
“(but excluding non-cash interest expense attributable to Convertible Notes under ASC 470-20 or any successor accounting pronouncement)”.
(c) The defined term “Equity Interests” is hereby amended by adding the following proviso immediately before the period at the end thereof:
“; provided, however, that the Convertible Notes shall not constitute Equity Interests of the Borrower”.
(d) The defined term “Hedging Agreement” is hereby amended by adding “or any Permitted Convertible Notes Call Transaction” after the word “Subsidiaries” in the last line thereof.
(e) The parenthetical in clause (d) of the defined term “Indebtedness” is hereby amended by redesignating subclause (iii) thereof as subclause (iv) and inserting the following new clause (iii):
“(iii) for the avoidance of doubt, financing, construction or other similar liabilities arising pursuant to of EITF 97-10 (ASC 840) or any successor accounting pronouncement and not reflecting any obligation to any other Person”;
(f) The defined term “LIBO Rate” is amended to read as follows:
““LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits in the London interbank market with a maturity comparable to such Interest Period. In the event that such rate does not appear on such page (or on any successor or substitute page), the “LIBO Rate” shall be determined by reference to such other publicly available service displaying interest rates for dollar deposits in the London interbank market as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period”
(g) The defined term “Permitted Acquisition” is hereby amended as follows:
(i)     by inserting, at the beginning of subclause (v)(D), the words “in the case of a purchase or acquisition involving total consideration in excess of $25,000,000,”; and

(ii) by restating the parenthetical at the end of subclause (v)(B) of the second proviso therein to read as follows:
“(assuming, for purposes of Section 6.11, (x) that the maximum Leverage Ratio then permitted under such Section is .25% lower than the ratio at the time applicable under such Section and (y) that the maximum Senior Secured Leverage Ratio then permitted under such Section is .25% lower than the ratio at the time applicable under such Section)”.
(h) The defined term “Permitted Unsecured Indebtedness” is hereby amended by replacing the parenthetical at the end thereof to read as follows:
“(assuming for purposes of Section 6.11, that the maximum Leverage Ratio then permitted under clause (a) of such Section is .25% lower than the ratio at the time applicable under such clause)”.
SECTION 3. Amendment to Section 6.01. Section 6.01 of the Credit Agreement is hereby amended as follows:
(a) by amending clause (a)(vii) thereof to read in its entirety as follows:
“(vii) Indebtedness owed in respect of any obligations (including, without limitation, overdrafts and related liabilities) arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds (including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services); provided that such Indebtedness shall be repaid in full within five Business Days of the due date or settlement date thereof, whichever is later;”; and
(b) by (i) deleting the word “and” at the end of clause (a)(xi) thereof, (ii) redesignating clause (a)(xii) thereof as clause (a)(xiii) and (iii) adding immediately after the end of clause (a)(xi) thereof the following new clause (a)(xii):
“(xii) up to $300,000,000 aggregate principal amount of Convertible Notes satisfying the definition of Permitted Unsecured Indebtedness at any time outstanding and Refinancing Indebtedness in respect thereof; and”
SECTION 4. Amendment to Section 6.04. Section 6.04 of the Credit Agreement is hereby amended as follows:
(a) by amending clause (m) thereof to read in its entirety as follows:
“(m) Specified Foreign Acquisitions; provided that the sum of (i) the aggregate consideration paid (whether consisting of cash or other assets and including the aggregate amount of any Indebtedness or other obligations assumed, but excluding consideration in the form of Equity Interests of the Borrower that do not constitute Disqualified Equity Interests) for all such Specified Foreign Acquisitions, (ii) the aggregate outstanding amount of Investments in Foreign Subsidiaries pursuant to clauses (c), (d) and (e) of this Section 6.04 and (iii) the aggregate outstanding amount of Investments in Joint Ventures pursuant to clause (n) of this Section 6.04, shall not exceed the greater of (x) 15% of Consolidated Total Assets and (y) $150,000,000 (as reduced by any deemed utilization of such basket provided for in the definition of “Permitted Acquisition”);”; and

(b) by (i) deleting the word “and” at the end of clause (n) thereof, (ii) redesignating clause (o) thereof as clause (p) and (iii) adding immediately after the end of clause (n) thereof the following new clause (o):
“(o) any Permitted Convertible Notes Call Transaction, to the extent it constitutes an Investment; and”
SECTION 5. Amendment to Section 6.08. Section 6.08 of the Credit Agreement is hereby amended as follows:
(a) by replacing the parenthetical at the end of subclause (a)(vii)(A)(2) thereof with the following:
“(and for purposes of determining such compliance, the maximum Leverage Ratio then permitted under such Section shall be assumed to be 2.50 to 1.00; provided, that such assumption shall not apply in the case of (x) Restricted Payments made with the Net Convertible Notes Proceeds within one year of receipt thereof by the Borrower, or (y) the settlement of the Convertible Notes for cash upon the conversion thereof))”;
(b) by (i) replacing the word “and” at the end of clause (a)(vii) thereof with a comma, (ii) redesignating clause (viii) thereof as clause (ix) and inserting the following new clause (viii):
“(viii) (A) any payments in connection with the establishment of a Permitted Bond Hedge Transaction and (B) the settlement of any related Permitted Warrant Transaction (1) by delivery of shares of the Borrower’s common stock upon settlement thereof or (2) by (x) set-off against the related Permitted Bond Hedge Transaction or (y) payment of an early termination amount thereof upon any early termination thereof in common stock or, in the case of a nationalization, insolvency, merger event (as a result of which holders of the Borrower’s common stock are entitled to receive cash or other consideration (other than the Borrower’s common stock) for their shares of the Borrower’s common stock) or similar transaction with respect to the Borrower or the common stock of the Borrower, cash and/or other property; and”;
(c) by replacing “$20,000,000” in redesignated clause (a)(ix) thereof with “$60,000,000”;
(d) by replacing the parenthetical at the end of subclause (b)(vi)(A)(2) thereof with the following:
(e) “(and for purposes of determining such compliance, the maximum Leverage Ratio then permitted under such Section shall be assumed to be 2.50 to 1.00; provided, that such assumption shall not apply in the case of (x) payments made with the Net Convertible Notes Proceeds and (y) cash settlement payments made upon the conversion of the Convertible Notes in accordance with their terms)”; and
(f) by replacing “$20,000,000” in clause (b)(vii) thereof with “$60,000,000” and changing the reference in such clause to “6.08(a)(viii)” to “6.08(a)(ix)”; and
(g) by (i) replacing the period at the end of clause (a)(xi) thereof with a comma and (ii) inserting the following new clause (x) at the end thereof:
“and (x) the entry into any Permitted Warrant Transaction that provides for settlement by delivery of cash and/or other property as the result of a nationalization, insolvency,

merger event (as a result of which holders of the Borrower’s common stock are entitled to receive cash or other consideration (other than the Borrower’s common stock) for their shares of the Borrower’s common stock) or similar transaction with respect to the Borrower or the common stock of the Borrower.”
SECTION 6. Amendment to Section 6.11. Section 6.11 of the Credit Agreement is amended to read as follows:
“Section 6.11. Leverage Ratios. (a) The Borrower will not permit the Leverage Ratio at any time to exceed 3.50 to 1.00.
(b) The Borrower will not permit the Senior Secured Leverage Ratio at any time to exceed 1.60 to 1.00.”
SECTION 7. Amendment to Article VII. Clause (g) of Article VII of the Credit Agreement is amended to add the following at the end thereof:
“or the satisfaction of a condition to conversion of any Convertible Notes permitted to be incurred under this Agreement or any settlement of any such conversion permitted hereunder”.
SECTION 8. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent, the Lenders and the Issuing Bank that:
(a) this Amendment has been duly authorized and duly and validly executed by the Borrower and each of (i) this Amendment and (ii) the Credit Agreement, as amended hereby, constitutes the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditor’s rights generally;
(b) all representation and warranties of the Loan Parties contained in the Loan Documents are true and correct in all material respects as of the date hereof (other than representations and warranties expressly made only as of an earlier date, which representations are true and correct in all material respects as of such earlier date); and
(c) no Default has occurred and is continuing on the date hereof.
SECTION 9. Effectiveness. The amendments set forth in Sections 2 through 7 shall become effective on the first date (the “Amendment Effective Date”) on which each the following conditions shall have been satisfied:
(a) the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the authorized signatures of the Borrower, the Administrative Agent and the Required Lenders;
(b) the Administrative Agent shall have received a certificate of the chief financial officer of the Borrower, dated the Amendment Effective Date, certifying that the representations and warranties set forth in Section 8 are true and correct on and as of the Amendment Effective Date;
(c) the Administrative Agent shall have received the fees payable under Section 10 and all other amounts due and payable to it on or prior to the Amendment Effective Date, including the reimbursement or payment of all out-of-pocket expenses (including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP) incurred in connection with this Amendment; and
(d) The Administrative Agent shall have received a Reaffirmation Agreement, in form and substance satisfactory to the Administrative Agent and executed by each Subsidiary Loan Party, under which each such Subsidiary Loan Party consents to this Amendment and reaffirms its obligations and grants of security interests under the Security Documents.
SECTION 10. Amendment Fee. The Borrower agrees to pay to the Administrative Agent on the Amendment Effective Date, for the account of each Lender that executes and delivers a counterpart of this Amendment at or prior to 5:00 p.m., New York time, on May 8, 2013, in immediately available funds, an amendment fee equal to 0.05% of the Commitment of such Lender, whether used or unused, on the Amendment Effective Date.
SECTION 11. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent, the Lenders or the Issuing Bank under any Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document (including, for the avoidance of doubt, any guarantee or indemnity obligations of the Loan Parties under the Security Documents), all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in any Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions in the Credit Agreement specifically referred to herein. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement and the other Loan Documents. On and after the Amendment Effective Date, any reference to the Credit Agreement contained in any Loan Document shall mean the Credit Agreement as amended hereby.
SECTION 12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 13. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 14. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

SHUTTERFLY, INC.,
by
/s/ Brian M. Regan
Name: Brian M. Regan
Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Lender, Issuing Bank and Swingline Lender, and as Administrative Agent,
by
/s/ Alex Rogin
Name: Alex Rogin Title: Vice President